Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

MSG Networks Inc.:

We consent to the use of our report dated August 20, 2015, with respect to the consolidated financial statements, related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting of MSG Networks Inc. (formerly known as The Madison Square Garden Company) included in its 2015 annual report (Form 10-K) filed with the Securities and Exchange Commission on August 20, 2015, incorporated by reference herein.

/s/ KPMG LLP

New York, New York

December 11, 2015